                                                                 EXHIBIT h(ii)

                 SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT


     THIS AGREEMENT is made as of _________________, 1999 by and between RS INVESTMENT TRUST, a Massachusetts business trust (the "Fund"), and PFPC INC., a Delaware corporation ("PFPC"), which is an indirect wholly owned subsidiary of PNC Bank Corp.

                                W I T N E S S E T H :

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund wishes to retain PFPC to provide sub-administration and accounting services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.   DEFINITIONS.  AS USED IN THIS AGREEMENT:

     (a)  "1933 Act" means the Securities Act of 1933, as amended.

     (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

     (d)  "CEA" means the Commodities Exchange Act, as amended.

     (e) "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).

     (f) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

     (g)  "SEC" means the Securities and Exchange Commission.

     (h) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

     (i) "Shares" means the shares of beneficial interest of any series or class of the Fund.

     (j) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFPC to provide sub-administration and accounting services to each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC with the following:

     (a) certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to each Portfolio and approving this Agreement;

     (b)  a copy of Fund's most recent effective registration statement;

     (c)  a copy of each Portfolio's advisory agreement or agreements;

     (d) a copy of the distribution agreement with respect to each class of Shares representing an interest in a Portfolio;

     (e) a copy of any additional administration agreement with respect to a Portfolio;

     (f) a copy of any shareholder servicing agreement made in respect of the Fund or a Portfolio; and

     (g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

4.   COMPLIANCE WITH RULES AND REGULATIONS.

     PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any Portfolio.

5.   INSTRUCTIONS.

     (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

     (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written

          Instructions to the contrary.

     (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.   RIGHT TO RECEIVE ADVICE.

     (a) ADVICE OF THE FUND. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

     (b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

     (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel, provided that it takes reasonable steps to notify the Fund of its intention to follow such advice. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

     (d) PROTECTION OF PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC to seek such directions, advice or Oral Instructions or Written Instructions. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

7.   RECORDS; VISITS.

     (a) The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

     (b)  PFPC shall keep the following records:

          (i) all books and records with respect to each Portfolio's books of account;

          (ii)   records of each Portfolio's securities transactions; and

          (iii) all other books and records as PFPC is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

8. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

9. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11. YEAR 2000 READINESS DISCLOSURE. PFPC (a) has reviewed its business and operations as they relate to the services provided hereunder, (b) has developed or is developing a program to remediate or replace computer applications and systems, and (c) has developed a testing plan to test the remediation or replacement of computer applications/systems, in each case, to address on a timely basis the risk that certain computer applications/systems used by PFPC may be unable to recognize and perform properly date sensitive functions involving dates prior to, including and after December 31, 1999, including dates such as February 29, 2000 (the "Year 2000 Challenge"). To the best of PFPC's knowledge and belief, the reasonably foreseeable consequences of the Year 2000 Challenge will not adversely effect PFPC's ability to perform its duties and obligations under this Agreement.

12. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Fund, on behalf of each Portfolio, will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

13. INDEMNIFICATION. The Fund, on behalf of each Portfolio, agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and reasonable expenses, including (without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of the

     Fund or (ii) upon Oral Instructions or Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

14.  RESPONSIBILITY OF PFPC.

     (a) PFPC shall be under no duty to take any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

     (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund or to any Portfolio for any consequential, special or indirect losses or damages which the Fund or any Portfolio may incur or suffer by or as a consequence of PFPC's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

15.  DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

     PFPC will perform the following accounting services with respect to each
     Portfolio:

     (i) Journalize investment, capital share and income and expense activities;

     (ii) Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

     (iii)  Maintain individual ledgers for investment securities;

     (iv)   Maintain historical tax lots for each security;

     (v) Reconcile cash and investment balances of the Fund with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

     (vi) Update the cash availability throughout the day as required by the Adviser;

     (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

     (viii) Calculate various contractual expenses (E.G., advisory and custody fees);

     (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

     (x) Control all disbursements and authorize such disbursements upon Written Instructions;

     (xi)   Calculate capital gains and losses;

     (xii)  Determine net income;

     (xiii) Obtain security market quotes from independent pricing sources approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's Investments;

     (xiv) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

     (xv)   Compute net asset value;

     (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

     (xvii) Prepare a monthly financial statement, which will include the following items:

                    Schedule of Investments
                    Statement of Assets and Liabilities
                    Statement of Operations
                    Statement of Changes in Net Assets
                    Cash Statement
                    Schedule of Capital Gains and Losses.

16.  DESCRIPTION OF SUB-ADMINISTRATION SERVICES ON A CONTINUOUS BASIS.

     PFPC will perform the following sub-administration services with respect to each Portfolio:

     (i)    Prepare quarterly broker security transactions summaries;

     (ii)   Prepare monthly security transaction listings;

     (iii) Supply various normal and customary Portfolio and Fund statistical data as requested on an ongoing basis;

     (iv) Prepare for execution and file the Fund's Federal and state tax returns;

     (v) Prepare and file with the SEC the Fund's annual, semi-annual, and quarterly shareholder reports;

     (vi) Monitor each Portfolio's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

     (vii) Coordinate contractual relationships and communications between the Fund and its contractual service providers;

     (viii) Monitor the Fund's compliance with the amounts and conditions of each state qualification.

     (ix) Prepare, coordinate with Fund Counsel and file with the SEC Post-Effective Amendments to the Fund's Registration Statement, prepare reports to the Fund's shareholders of records and the SEC including the preparation and filing of (i) semi-annual reports on Form N-SAR and (ii) Notices pursuant to Rule 24f-2 and assist in preparation of notices of Annual or Special Meetings of Shareholders and Proxy materials relating to such meetings;

     (x) Provide individuals reasonably acceptable to the Fund's Board of Trustees to serve as "non-policy making" officers of the Fund, who will be responsible for the administration of certain of the Fund's affairs as determined by the Fund's Board of Trustees; and

     (xi) Obtain and maintain fidelity bonds and directors and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of Rules 17g-1 and 17d-1(d)(7) under the 1940 Act as such bonds and policies are approved by the Fund's Board of Trustees.

17. DURATION AND TERMINATION. This Agreement shall continue initially for two years unless terminated for cause by the Fund. The Fund may terminate this Agreement for cause only if the following have occurred: (i) the Fund gives PFPC notice that for the preceding thirty (30) days PFPC has been in material breach of the Agreement (and PFPC has in fact been in such material breach) and that PFPC has thirty (30) days from receipt of such notice to cure such material breach; (ii) PFPC fails to cure such material breach within such thirty (30) day period; and (iii) at the conclusion of such thirty (30) day period the Fund gives PFPC notice that it is terminating the Agreement. In addition, the

     Fund may terminate the Agreement immediately for cause upon the insolvency or bankruptcy of PFPC, the commencement by PFPC of a voluntary proceeding in respect thereof, the commencement of an involuntary proceeding in respect thereof if not discharged within 30 days, or the appointment of any receiver or trustee in respect of PFPC or any of its assets. After the initial two year term, either party may terminate this Agreement on 60 days prior written notice to the other party.

18. CHANGE OF CONTROL. Notwithstanding any other provision of this Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Fund's adviser or sponsor, the Fund's ability to terminate the Agreement will be suspended from the time of such agreement until six months after the Change of Control; provided that this provision will not limit the initial 2 year term set forth in Section 17 hereof (i.e., the Fund will not be permitted to terminate the Agreement until the later of the conclusion of the initial 2 year term or the conclusion of the 6 month period referenced above).

19. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notice shall be effective upon receipt. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at RS Investment
     Trust, 555 California Street, Suite 2500, San Francisco, CA 94104,
     Attn: Andrew C. Morrison, Secretary; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

20. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

21. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or PNC Bank Corp., provided that (i) PFPC gives the Fund 30 days prior written notice of such assignment or delegation, (ii) the assignee or delegate agrees to comply with the relevant provision of the 1940 Act, and (iii) PFPC and such assignee or delegate promptly provide such information as the Fund may reasonably request, and respond to such questions as the Fund may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate).

22. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

24.  MISCELLANEOUS.

     (a) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of PFPC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Fund or any other person.

     (b) The parties agree that the Fund is executing this Agreement on behalf of each of the Portfolios separately; that each of the Portfolios is acting solely on its own behalf separately from each of the other Portfolios and not jointly or jointly and severally with any of the other Portfolios; that this Agreement shall constitute, and shall for all purposes be construed to give effect to the intention of the parties that it constitute, a separate Agreement between PFPC and the Fund on behalf of each such Portfolio separately, as if the Fund had executed this Agreement separately on behalf of such Portfolio; and that no Portfolio shall be liable for the obligations of any other Portfolio arising hereunder.

     (c) A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of the Fund as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees, officers, or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

     (d) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (e) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (f) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        PFPC INC.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------




                                        RS INVESTMENT TRUST, on behalf
                                        of its several constituent Portfolios


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                      EXHIBIT A



     THIS EXHIBIT A, dated as of __________, 1999, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of _________, 1999 between PFPC Inc. and RS Investment Trust.



                                      PORTFOLIOS


                               The Contrarian Fund-TM-
                             RS Diversified Growth Fund
                               RS Emerging Growth Fund
                          RS Global Natural Resources Fund
                                RS Global Value Fund
                              RS Growth & Income Fund
                            The Information Age Fund-TM-
                              RS MicroCap Growth Fund
                                  RS Partners Fund
                               RS Value + Growth Fund

                             AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                                             SIGNATURE


-------------------------------------     --------------------------------------


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